EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

Name                                                      Place of Incorporation

Florida Bank, N.A., a national banking association        Federally Chartered
FB Financial Services, Inc.                               Florida
Florida Banks Statutory Trust I                           Connecticut
Florida Banks Statutory Trust II                          Connecticut
Florida Banks Capital Trust I                             Delaware
Florida Banks Capital Trust II                            Delaware